Exhibit 10.1
AgriFuel Co.
AMENDED AND RESTATED
STOCK SUBSCRIPTION AGREEMENT
AND STOCKHOLDER AGREEMENT
     This Amended and Restated Stock Subscription Agreement and Stockholder Agreement (this “Agreement”) is entered into as of November 30, 2006 by and among (i) AgriFuel Co., a Delaware corporation (the “Company”), (ii) the purchasers of common stock of the Company signatory hereto (collectively the “Purchasers” and each individually a “Purchaser”), and (iii) Metalico, Inc., a Delaware corporation (“Metalico”). The parties hereto hereby agree as follows:
     WHEREAS, Metalico and the founders of the Company are or will be the holders of all of the shares of common stock issued by the Company; and
     WHEREAS, the Purchasers have previously entered into that certain Stock Subscription Agreement by and between such Purchasers and the Company dated on or about September 29, 2006 (the “Original Agreement”), providing for the issuance and sale of additional shares of common stock of the Company to the Purchasers; and
     WHEREAS, as a further inducement to the Purchasers to acquire their respective interests in the Company, Metalico has agreed to certain provisions in addition to those set forth in the Original Agreement, all on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises set forth in and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety as follows:
     1. AUTHORIZATION. The Company acknowledges that it has authorized the issue and sale of certain shares of the common stock of the Company to be held by Metalico and the founders of the Company more specifically set forth as "Founders Capitalization” in Schedule 6A attached hereto. The Company has authorized or will authorize the issue and sale of additional shares of common stock in the Company (the “Securities") to be held by the respective Purchasers in the amounts and for the consideration (for each individual Purchaser such Purchaser’s “Capital Contribution”) set forth below such Purchaser’s signature hereto.
     2. PURCHASE AND SALE OF SECURITIES; CLOSING.
          2A. Purchase and Sale of Securities. Subject to the terms and conditions of this Agreement, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, Securities in the number specified below such Purchaser’s signature hereto at a price equal to $31.25 per share for the Capital Contribution set forth below such Purchaser’s signature hereto, in each case registered in such Purchaser’s name or that of the Purchaser’s nominee or nominees. Notwithstanding the foregoing, each Purchaser’s obligations under this Agreement are several and not joint obligations and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser’s obligation under this Agreement. In the event that the aggregate number of shares of Securities subscribed to by Purchasers equals or exceeds 220,000, (i) the Company reserves the right to increase the aggregate number of shares available or to reduce the subscriptions of individual Purchasers, in either case in the Company’s discretion, and (ii) Metalico shall have the right, in its discretion, to purchase such additional shares as it may determine in order to preserve its majority interest in the common stock of the Company.
          2B. Closing. The purchase and sale of the Securities shall take place at the offices of AgriFuel Co., 186 North Avenue East, Cranford, New Jersey at a closing (the “Closing”) to be held within ten (10) days after the date of execution of this Agreement (the “Closing Date”).

     3. CONDITIONS OF CLOSING. Each Purchaser’s obligation to purchase and pay for its Securities at the Closing is subject to the fulfillment to its satisfaction or its written waiver of the following conditions, provided that the closing of the purchase shall constitute the waiver by the Purchasers of any such conditions that shall not have theretofore been satisfied:
          3A. Formation of Company. The Company shall be duly organized, validly existing and in good standing under the laws of the State of Delaware.
          3B. Representations and Warranties. The representations and warranties contained in Paragraph 6 hereinbelow shall be true and correct on and as of the Closing Date after giving effect to the issue and sale of the Securities and application of the proceeds as contemplated by the Agreement.
          3C. Sale of all Securities. The Company shall have sold to each Purchaser and each Purchaser shall have purchased the Securities to be purchased by it at the Closing as provided in Paragraph 2B hereinabove, provided that the failure of any Purchaser to close or consummate its purchase of Securities shall not excuse or waive the obligation of any other Purchaser to close or consummate its respective purchase.
     4. COVENANTS OF THE COMPANY.
          4A. Financial and Other Reporting by the Company. The Company will deliver to each holder of a Security:
               (i) that certain business plan of the Company dated as of August 2006, as amended through the date hereof;
               (ii) with reasonable promptness after any officer of the Company obtains knowledge or notice, either written or oral, of any condition or event particular to the Company which could reasonably be expected to have a material adverse effect on the business, operations, or prospects of the Company, subject to Paragraph 5D hereinbelow; and
               (iii) with reasonable promptness, any such other information and data with respect to the Company as from time to time may be reasonably requested by any holder or holders of a Security, subject to Paragraph 5D hereinbelow.
          4B. Use of Proceeds. The Company will use the proceeds of the sale of the Securities to fund investments in developmental-stage and existing plant production projects, the purchase and/or construction of a biodiesel refinery, the funding of various and ancillary start-up costs, the payment of general operating expenses including payroll, and other general corporate purposes.
          4C. Business of the Company. The business of the Company shall be: to become a vertically integrated international biofuels production, storage, distribution and marketing company; to own farmland for the production of biofuels feedstock; and to acquire and operate existing biofuel production facilities.
          4D. Investor Relations Firm. On or before the effective date of the the registration or acceptance for trading of the Company’s stock by a Trading Platform (as defined in Paragraph 5C), the Company shall retain an investor relations firm to promote the Company’s stock.
5. CONDITIONAL RIGHT TO SELL.
          5A. Sale Rights. (i) Unless a Public Trading Event (as defined in Paragraph 5C) has occurred on or before November 30, 2007, each Purchaser shall have the right as of December 1, 2007, upon thirty (30) days written notice (a “Sale Notice”) to Metalico, to require Metalico to purchase all or a portion of the Securities of such Purchaser acquired pursuant to this Agreement for consideration equal to, at the option of such Purchaser, either:

     (a) cash in an amount equal to twice the portion of such Purchaser’s Capital Contribution allocable to the Securities subject to such sale, or
     (b) common stock of Metalico, at a per-share price equal to the closing price for Metalico common stock on the American Stock Exchange on the date such Purchaser’s Capital Contribution was made, for the portion of such Purchaser’s Capital Contribution allocable to the Securities subject to such sale.
A Purchaser may in its discretion allocate any such sale of all or a portion of its Securities between the two options described in this Paragraph 5A(i).
               (ii) Each Purchaser’s right to deliver a Sale Notice and to compel a sale as provided under Paragraph 5A(i) shall terminate as of the close of business on December 31, 2007.
               (iii) Metalico shall make any cash payment required in connection with a sale pursuant to Paragraph 5A(i)(a) within thirty (30) days of its receipt of an appropriate Sale Notice and shall issue and cause to be delivered any stock required in connection with a sale pursuant to Paragraph 5A(i)(b) promptly after its receipt of an appropriate Sale Notice, subject to regulatory and exchange requirements.
          5B. Stock Rights. Nothing in this Agreement shall confer or be deemed to confer any “tagalong” or other rights in connection with the Securities or any common stock of Metalico acquired pursuant to Paragraph 5A(i)(b) except as expressly set forth herein. Each Purchaser expressly acknowledges and agrees that the date of acquisition of any Metalico stock pursuant to Paragraph 5A(i)(b) shall be the date the stock of the Company used by the Purchaser to acquire such Metalico stock is delivered to Metalico as payment therefor, such date being the date of acquisition of the Metalico stock for purposes of Rule 144. Metalico shall use its best efforts to register any stock issued pursuant to Paragraph 5A(i)(b) within 120 days of issuance so as to allow for public sale.
          5C. Public Trading Event. For purposes of this Paragraph 5, “Public Trading Event” means the filing of an appropriate application and required supporting materials with any national securities exchange or listing service providing a platform for public trading in the Company’s common stock, expressly including without limitation the American Stock Exchange, the NASDAQ market, the OTC Bulletin Board, the Pink Sheets trading system, or any similar trading provider (each a “Trading Platform”). By its execution of this Agreement, the Company agrees to use its best efforts to cause a Public Trading Event to occur on or before November 30, 2007. By its execution of this Agreement, Metalico agrees to use its best efforts to seek the authorization of its Board of Directors, to the extent necessary, to cause or permit any actions by the Company necessary or appropriate to achieve a Public Trading Event and the effectiveness of any resulting registration or listing, provided that nothing in this Paragraph 5C shall be deemed to obligate Metalico to perform any act in violation of applicable law or regulation.
          5D. Insider Information. Upon the registration or acceptance for trading of the Company’s stock by a Trading Platform, the Company’s obligations to individual Purchasers under Paragraphs 4A(ii) and (iii) shall automatically terminate unless, with respect to any individual Purchaser, such Purchaser delivers written notice to the Company to the effect that such Purchaser wishes to continue receiving the information contemplated thereunder. Each Purchaser acknowledges that receipt of such information may subject it to insider trading restrictions under federal securities law.
     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants:
          6A. Organization, Etc. (i) It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted and which it proposes to conduct. It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. Schedule 6A correctly identifies the correct legal name of the Company, its jurisdiction of organization, the jurisdictions in which it is qualified to do business and its officers and directors.

               (ii) This Agreement has been duly authorized by all necessary action on its part and has been or will have been as of the Closing Date duly executed and delivered by its duly authorized officers and constitutes (or will constitute upon execution thereof by such officers) its legal, valid and binding obligations, enforceable against it in accordance with its terms.
          6B. Company Ownership. Its outstanding shares are as described on Schedule 6A. All of the outstanding shares are or will be, by the Closing Date, validly issued, fully paid and non-assessable and, to the knowledge and expectation of the Company, are now owned or will be owned immediately after the Closing, of record and, to the knowledge of the Company, beneficially, in the amounts and by the persons as set forth in Schedule 6A as it may be supplemented prior to the Closing Date, free and clear of any lien of any kind, provided that the Company makes no warranty or guaranty that the Purchasers designated on Schedule 6A have consummated or will consummate their respective purchases of Securities and therefore makes no representation or warranty that the ownership of outstanding shares set forth in Schedule 6A with respect to Purchasers will be accurate. The designation, powers, preferences, rights, qualifications, limitations and restriction in respect of the Securities are as set forth in the Company’s certificate of incorporation as it has been or may be amended from time to time and are valid, binding and enforceable in accordance with all applicable laws. The Securities, when issued, will be validly issued, fully paid and non-assessable and with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and restrictions.
     7. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents (with respect to itself only) that:
          7A. Purchase for Own Account. It is purchasing its Securities for its own account and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Securities, provided that the disposition of the Purchaser’s property shall at all times be within its control subject to applicable law and regulation.
          7B. Accredited Investor Status. It has such knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of purchasing the Securities purchased by it, and it has not relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Agreement. Its financial situation is such that it can afford to bear the economic risk of holding the Securities for an indefinite period of time, and can afford to suffer the complete loss of its investment in the Securities. It is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.
          7C. Unregistered Securities. It is aware that the Securities have not been registered under the federal Securities Act of 1933, as amended, or any state securities laws, pursuant to exemptions from registration. It understands that the reliance by the Company on such exemptions is predicated in part upon the truth and accuracy of the statements by such Purchaser in this Agreement.
     8. REPRESENTATIONS OF METALICO. Metalico represents and warrants:
               (i) It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.
               (ii) This Agreement has been duly authorized by all necessary action on its part and has been or will have been as of the Closing Date duly executed and delivered by its duly authorized officers and constitutes (or will constitute upon execution thereof by such officers) its legal, valid and binding obligations, enforceable against it in accordance with its terms.
     9. RATABLE LIQUIDATION. If the Company shall be voluntarily or involuntarily liquidated, dissolved, or wound up (including, without limitation, any liquidation or dissolution following a sale or transfer of all or substantially all of the assets of the Company and including a merger or other combination in which the Company is not the surviving corporation) (collectively, a “Liquidation”), then, as among the Purchasers and

Metalico and solely with respect to the common stock of the Company issued and outstanding upon the consummation of the purchases contemplated under this Agreement, each such party shall be entitled to a distribution from the property of the Corporation available for distribution to stockholders upon such Liquidation in an amount ratably proportional to such party’s investment in the Company upon the effectiveness of this Agreement and not, to the extent it may differ, in proportion to the respective numbers of shares of the Company’s stock held by each such party.
     10. MISCELLANEOUS.
          10A. Consent to Amendments. This Agreement may not be amended without the prior written consent of the Company, Metalico, the Purchasers and their respective permitted successors and assigns.
          10B. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained in this Agreement shall survive the execution of this Agreement. This Agreement embodies the entire agreement and understanding among the Purchasers, the Company, and Metalico and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, expressly including without limitation the Original Agreement.
          10C. Successors and Assigns. All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not, provided neither the Company nor Metalico may delegate the performance of any of its respective obligations hereunder or assign any of its rights hereunder.
          10D. Additional Stock. Nothing in this Agreement shall limit or be deemed to limit the right of Metalico or any Purchaser to acquire additional shares of the common stock of the Company through subsequent subscriptions, additional stock issuances, private or public purchases from the Company or other holders, or otherwise. By its execution of this Agreement, each party acknowledges and agrees that the rights granted under this Agreement are granted solely with respect to the Securities purchased hereunder and do not and shall not attach to any other common stock issued by the Company to any holder thereof.
          10E. Governing Law. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).
          10F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
          10G. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     If you are in agreement with the foregoing, please sign the form of acceptance set forth below and return the same to the Company.

AGRIFUEL CO.
By:
Carlos E. Agüero
Chairman

The foregoing Agreement is hereby accepted as of
the date first above written.
*

By:
Signature

Name:
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Capital Contribution: $

Number of Shares:

*	Corporate/business entities: Please insert appropriate Purchaser’s name and signature block.